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                                                                   EXHIBIT 10.15

                                 PROMISSORY NOTE

$10,398,272.12                                    Rapid City, South Dakota
--------------                                    October 1, 2001

         FOR VALUE RECEIVED, CONCORDE GAMING CORPORATION ("MAKER"), a Colorado corporation principally located at 3290 Lien Street, Rapid City, South Dakota 57702, promises to pay to the order of BHL CAPITAL CORPORATION ("HOLDER"), a South Dakota corporation with its principal office located at 3290 Lien Street, Rapid City, South Dakota 57702, the sum of Ten Million Three Hundred Ninety-Eight Thousand Two Hundred Seventy-Two and 12/100 Dollars ($10,398,272.12), together with interest in arrears on the unpaid principal balance at an annual rate equal to One Percent (1%) over the "Prime Rate", as that rate fluctuates and is reported in The Wall Street Journal. Interest shall be calculated on the basis of a year of 365 or 366 days, as applicable, and charged for the actual number of days elapsed. The unpaid principal and accrued interest on this Note shall be due November 1, 2002.

         This Promissory Note consolidates all unpaid principal and accrued interest from the following promissory notes: 1) the $8,498,465.02 promissory note date October 1, 2000, 2) the $1,105,000.00 promissory note dated October 1, 2000. This Promissory Note supercedes and replaces these two promissory notes. The principal and/or unpaid accrued interest shall be rolled into the principal balance.

         In the event of default hereunder the undersigned agrees that Holder shall have all rights reserved herein, including all expenses of collection. The undersigned waives demand, presentment, notice of non-payment, protest, notice of protest and notice of dishonor.

         The makers, endorsers, sureties and guarantors hereof hereby severally waive presentment for payments, notice of non-payment, protest and notice of protest. No delay or omission on the part of the HOLDER in exercising any right hereunder shall operate as a waiver of such right or of any other remedy under this Promissory Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right on a future occasion.

         The undersigned hereby agrees to pay all costs for any collections necessary.

                                     CONCORDE GAMING CORPORATION
                                     (MAKER)

                                     By: /s/ Jerry L. Baum
                                        ----------------------------------------
                                             Jerry L. Baum, President & CEO


                                     BHL CAPITAL CORPORATION
                                     (HOLDER)

                                     By: /s/ Kenneth Berger
                                        ----------------------------------------
                                             Kenneth Berger, President